Exhibit 99

Psychiatric Solutions Exceeds Expectations with Fourth Quarter Income from Continuing Operations Per Diluted Share of $0.33

                 Same-Facility Revenue Increases 9.6%

   Produces Full Year Income from Continuing Operations Per Diluted
                            Share of $1.14


    FRANKLIN, Tenn.--(BUSINESS WIRE)--Feb. 15, 2007--Psychiatric Solutions, Inc. ("PSI") (NASDAQ: PSYS) today announced financial results for the fourth quarter and year ended December 31, 2006. Revenue increased 27.1% to a record $280,960,000 for the fourth quarter of 2006 from $221,108,000 for the fourth quarter of 2005. Income from continuing operations was $18,044,000, or $0.33 per diluted share, for the fourth quarter of 2006, up from $13,800,000, or $0.26 per diluted share, for the fourth quarter of 2005. Adjusted income from continuing operations per diluted share, which excludes stock compensation expense of $0.02 for the fourth quarter of 2006, increased 34.6% to $0.35 from $0.26. All results in this release have been adjusted to reflect the 2-for-1 stock split effected in January 2006. Please see pages 7 and 8 for a reconciliation of GAAP and non-GAAP financial results.

    Revenue for 2006 was $1.026 billion, an increase of 43.5% from $715,324,000 for 2005. Income from continuing operations was $61,881,000, or $1.14 per diluted share, up from $26,818,000 or $0.58 per diluted share. Adjusted income from continuing operations per diluted share, which excludes stock compensation expense of $0.15 for 2006 and loss on refinancing of long-term debt of $0.29 for 2005, increased 48.3% to $1.29 from $0.87, on a 17.0% increase in diluted shares used in computing per share amounts.

    Joey Jacobs, Chairman, President and Chief Executive Officer of PSI, said, "As our results demonstrate, PSI continued to achieve strong profitable growth for the fourth quarter, as well as for the fiscal year. We are especially pleased with our substantial organic growth evidenced by the increase in same-facility revenue of 9.6% for the fourth quarter. The operating leverage we gained from this revenue growth, combined with our ongoing focus on enhancing productivity and operating efficiencies, accounted for the 80 basis point expansion of our same-facility EBITDA margin to 20.6% of same-facility revenue from 19.8% for the fourth quarter of 2005. Our same-facility revenue growth was comprised of a 4.5% increase in patient days and a 5.0% increase in revenue per patient day, and our full year same-facility revenue growth was 9.0%, the high end of our continuing annual target range of 7% to 9%.

    "Over the last four years, we have averaged same-facility revenue growth of 8.75%, and we are optimistic about our ability to continue producing same-facility revenue growth within our target range, primarily by expanding patient days and revenue per patient day, each in a range of 3% to 5% annually.

    "We have also continued to build the foundation for our future organic growth by expanding the number of our inpatient beds, to more than 8,000 at year end from over 6,400 at the end of 2005. We contributed to this total during the fourth quarter with the completion of the Alternative Behavioral Services transaction, through which we added nine inpatient facilities with over 1,000 beds. As a result, we acquired a total of 19 inpatient facilities during 2006, well above our annual target to acquire a minimum of six facilities.

    "Furthermore, we are already well positioned to expand our inpatient beds during 2007. In December, we signed a definitive agreement to acquire Horizon Health Corporation, which, among other assets, owns or leases 15 inpatient facilities with over 1,500 beds and provides services under 115 behavioral health and physical rehabilitation program management contracts in acute care hospitals. Horizon Health produced revenue of $275 million for its fiscal year ended in August 2006. We expect to complete this transaction in the second quarter of 2007, subject to customary closing conditions, including regulatory approvals, clearance under the Hart-Scott-Rodino Act and approval by Horizon Health's stockholders. We also acquired Three Rivers Behavioral Health in January, an 86-bed inpatient facility, which was recently awarded a Certificate of Need for an additional 32 beds that we expect to complete in the second half of 2007. In addition to acquisitions, we plan to expand existing facilities with new inpatient beds totaling approximately 1% to 2% of our total base at the beginning of the year."

    Based primarily on the Company's operating and financial results for 2006, PSI affirms its guidance for earnings per diluted share for 2007 in a range of $1.42 to $1.46. The Company's guidance does not include the impact from any future acquisitions, including Horizon Health. PSI expects the acquisition of Horizon Health to be accretive to its earnings per diluted share for the 12 months following the completion of the transaction by an amount in the range of $0.17 to $0.20.

    Mr. Jacobs concluded, "In addition to the strong record of performance PSI has created, our confidence in our prospects for further profitable growth rests on the opportunities we see for organic growth and acquisitions and on the resources we can focus on accomplishing our goals. Chief among these resources, we have a team of skilled and dedicated colleagues numbering more than 18,000, who either work directly with our patients or who support those who do. The high quality of care these individuals provide is the essence of our continuing ability to serve our patients and their families, our shareholders and all our other stakeholders."

    PSI will hold a conference call to discuss this release tomorrow at 10:00 a.m. Eastern time. Participants will have the opportunity to listen to the conference call over the Internet by going to www.psysolutions.com and clicking Investor Relations or by going to www.earnings.com. Participants are encouraged to go to the selected web sites at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on March 2, 2007.

    This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of PSI and its management. PSI's business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to: (1) PSI's ability to complete the acquisition of Horizon Health Corporation and to successfully integrate the Horizon Health operations; (2) potential competition which alters or impedes PSI's acquisition strategy by decreasing PSI's ability to acquire additional inpatient facilities on favorable terms;
(3) the ability of PSI to integrate and improve the operations of acquired inpatient facilities; (4) the ability to maintain favorable and continuing relationships with physicians who use PSI's facilities;
(5) the ability to receive timely additional financing on terms acceptable to PSI to fund PSI's acquisition strategy and capital expenditure needs, including financing for the acquisition of Horizon Health; (6) risks inherent to the health care industry, including the impact of unforeseen changes in regulation, reimbursement rates from federal and state health care programs or managed care companies and exposure to claims and legal actions by patients and others; and (7) PSI's ability to comply with applicable licensure and accreditation requirements. The forward-looking statements herein are qualified in their entirety by the risk factors set forth in PSI's filings with the Securities and Exchange Commission. PSI undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof.

    PSI offers an extensive continuum of behavioral health programs to critically ill children, adolescents and adults through its operation of 75 owned or leased freestanding psychiatric inpatient facilities with more than 8,000 beds in 29 states, Puerto Rico and the U.S. Virgin Islands. PSI also manages freestanding psychiatric inpatient facilities for government agencies and psychiatric inpatient units within medical/surgical hospitals owned by others.

                     PSYCHIATRIC SOLUTIONS, INC.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
        (Unaudited, in thousands except for per share amounts)


                             Three Months Ended       Year Ended
                                 December 31,        December 31,
                             -----------------------------------------
                               2006      2005       2006       2005
                             --------- --------- ----------- ---------


Revenue                      $280,960  $221,108  $1,026,490  $715,324

Salaries, wages and employee
 benefits (including share-
 based compensation of
 $2,086 and $12,535 for the
 three months and year ended
 December 31, 2006,
 respectively)                157,576   122,707     580,223   392,309
Professional fees              26,403    22,051      97,613    73,177
Supplies                       16,302    12,856      59,310    42,993
Rentals and leases              3,762     3,408      13,685    11,450
Other operating expenses       24,876    21,250      95,759    74,609
Provision for doubtful
 accounts                       5,815     3,231      19,586    13,498
Depreciation and
 amortization                   5,773     4,459      20,619    14,738
Interest expense               11,770     8,864      40,307    27,056
Loss on refinancing long-
 term debt                          -         -           -    21,871
                             --------- --------- ----------- ---------
                              252,277   198,826     927,102   671,701
                             --------- --------- ----------- ---------
Income from continuing
 operations before income
 taxes                         28,683    22,282      99,388    43,623
Provision for income taxes     10,639     8,482      37,507    16,805
                             --------- --------- ----------- ---------
Income from continuing
 operations                    18,044    13,800      61,881    26,818
(Loss) income from
 discontinued operations,
 net of income tax benefit
 (provision) of $258, $(86),
 $724 and $(211) for the
 respective three and twelve
 month periods in 2006 and
 2005                            (489)      140      (1,249)      336
                             --------- --------- ----------- ---------
Net income                    $17,555   $13,940     $60,632   $27,154
                             ========= ========= =========== =========

Basic earnings per share:
  Income from continuing
   operations                   $0.34     $0.27       $1.17     $0.60
  (Loss) income from
   discontinued operations,
   net of taxes                 (0.01)        -       (0.02)     0.01
                             --------- --------- ----------- ---------
Net income                      $0.33     $0.27       $1.15     $0.61
                             ========= ========= =========== =========

Diluted earnings per share:
  Income from continuing
   operations                   $0.33     $0.26       $1.14     $0.58
  (Loss) income from
   discontinued operations,
   net of taxes                 (0.01)        -       (0.02)     0.01
                             --------- --------- ----------- ---------
Net income                      $0.32     $0.26       $1.12     $0.59
                             ========= ========= =========== =========

Shares used in computing per
 share amounts:
  Basic                        53,259    52,233      52,953    44,792
  Diluted                      54,440    53,852      54,169    46,296

                     PSYCHIATRIC SOLUTIONS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                      (Unaudited, in thousands)


                                                    December 31,
                                               -----------------------
                                                  2006        2005
                                               ----------- -----------


                    ASSETS
Current assets:
   Cash and cash equivalents                      $18,541     $54,700
   Accounts receivable, less allowance for
    doubtful accounts of $18,903 and $15,355,
    respectively                                  180,137     132,288
   Prepaids and other                              44,582      52,142
                                               ----------- -----------
Total current assets                              243,260     239,130
Property and equipment, net of accumulated
 depreciation                                     543,806     378,162
Cost in excess of net assets acquired             761,026     526,536
Other assets                                       33,104      31,203
                                               ----------- -----------
Total assets                                   $1,581,196  $1,175,031
                                               =========== ===========

     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                               $25,294     $18,726
   Salaries and benefits payable                   66,438      46,872
   Other accrued liabilities                       45,855      34,363
   Current portion of long-term debt                2,386         325
                                               ----------- -----------
Total current liabilities                         139,973     100,286
Long-term debt, less current portion              740,921     482,064
Deferred tax liability                             44,924      32,151
Other liabilities                                  27,599      20,818
                                               ----------- -----------
Total liabilities                                 953,417     635,319
Stockholders' equity:
   Common stock, $0.01 par value, 125,000
    shares authorized; 53,421 and 52,430 issued
    and outstanding, respectively                     534         524
   Additional paid-in capital                     523,193     495,768
   Retained earnings                              104,052      43,420
                                               ----------- -----------
Total stockholders' equity                        627,779     539,712
                                               ----------- -----------
Total liabilities and stockholders' equity     $1,581,196  $1,175,031
                                               =========== ===========

                     PSYCHIATRIC SOLUTIONS, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                      (Unaudited, in thousands)

                                               Year Ended December 31,
                                               -----------------------
                                                  2006        2005
                                               ----------- -----------

Operating activities:
Net income                                     $   60,632  $   27,154
Adjustments to reconcile net income to net
 cash provided by continuing operating
 activities:
  Depreciation and amortization                    20,619      14,738
  Share-based compensation                         12,535           -
  Amortization of loan costs                        1,672       1,187
  Loss on refinancing long-term debt                    -      21,871
  Change in income tax assets and liabilities      35,322       9,494
  Loss (income) from discontinued operations,
   net of taxes                                     1,249        (336)
  Changes in operating assets and liabilities,
   net of effect of acquisitions:
    Accounts receivable                           (12,723)     (9,399)
    Prepaids and other current assets              (9,243)     (3,673)
    Accounts payable                                  312       2,116
    Salaries and benefits payable                   5,786       2,598
    Accrued liabilities and other liabilities       5,839      13,340
  Other                                                 -         463
                                               ----------- -----------
Net cash provided by continuing operating
 activities                                       122,000      79,553
Net cash provided by discontinued operating
 activities                                         1,707         222
                                               ----------- -----------
Net cash provided by operating activities         123,707      79,775

Investing activities:
Cash paid for acquisitions, net of cash
 acquired                                        (385,078)   (514,525)
Capital purchases of leasehold improvements,
equipment and software                            (33,816)    (21,750)
Purchases of short-term investments                     -     (29,400)
Sales of short-term investments                         -      29,400
Cash paid for investments in equity method
 investees                                              -      (1,340)
Other assets                                         (594)      1,219
                                               ----------- -----------
Net cash used in investing activities            (419,488)   (536,396)

Financing activities:
Net increase in revolving credit facility      $  101,000  $        -
Borrowings on long-term debt                      150,000     545,000
Principal payments on long-term debt                 (465)   (236,822)
Payment of loan and issuance costs                 (1,576)    (13,932)
Refinancing of long-term debt                           -     (15,398)
Excess tax benefits from share-based payment
 arrangements                                       4,354           -
Proceeds from public offering of common stock           -     192,637
Proceeds from exercises of common stock
 options                                            6,309       6,385
                                               ----------- -----------
Net cash provided by financing activities         259,622     477,870
                                               ----------- -----------
Net (decrease) increase in cash                   (36,159)     21,249
Cash and cash equivalents at beginning of the
 period                                            54,700      33,451
                                               ----------- -----------
Cash and cash equivalents at end of the period $   18,541  $   54,700
                                               =========== ===========

Effect of Acquisitions:
Assets acquired, net of cash acquired          $  432,533  $  624,821
Cash paid for prior year acquisitions                   -       5,793
Liabilities assumed                               (32,819)    (51,324)
Common stock issued                                (4,277)    (64,765)
Long-term debt assumed                            (10,359)
                                               ----------- -----------
Cash paid for acquisitions, net of cash
 acquired                                      $  385,078  $  514,525
                                               =========== ===========

                     Psychiatric Solutions, Inc.
                   Reconciliation of Net Income to
              Adjusted Income From Continuing Operations
                             (Unaudited)
               (In thousands, except per share amounts)

                                    Three Months
                                        Ended          Year Ended
                                    December 31,      December 31,
                                  ----------------- -----------------
                                   2006     2005     2006     2005
                                  -------- -------- -------- --------
   Net income                     $17,555  $13,940  $60,632  $27,154
   Plus reconciling items:
      Discontinued operations,
       net of taxes                   489     (140)   1,249     (336)
      Provision for income taxes   10,639    8,482   37,507   16,805
                                  -------- -------- -------- --------
   Income from continuing
    operations before income
    taxes                          28,683   22,282   99,388   43,623
   Stock compensation               2,086        -   12,535        -
   Loss on refinancing long-term
    debt                                -        -        -   21,871
                                  -------- -------- -------- --------
   Adjusted income from
    continuing operations before
    income taxes                   30,769   22,282  111,923   65,494
   Adjusted provision for income
    taxes                          11,612    8,482   42,244   25,230
                                  -------- -------- -------- --------
   Adjusted income from
    continuing operations(a)      $19,157  $13,800  $69,679  $40,264
                                  ======== ======== ======== ========

   Income from continuing
    operations per diluted share    $0.33    $0.26    $1.14    $0.58
                                  ======== ======== ======== ========
   Adjusted income from
    continuing operations per
    diluted share(a)                $0.35    $0.26    $1.29    $0.87
                                  ======== ======== ======== ========

   Diluted shares used in
    computing per share amounts:   54,440   53,852   54,169   46,296

(a) PSI believes its calculation of adjusted income from continuing operations per diluted share provides a better measure of the Company's ongoing performance and provides better comparability to prior periods because it excludes items not related to the Company's core business operations. Adjusted income from continuing operations per diluted share should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted income from continuing operations per diluted share is not a measurement determined in accordance with accounting principles generally accepted in the United States and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies.

                     Psychiatric Solutions, Inc.
  Reconciliation of Income from Continuing Operations to EBITDA and
                            Adjusted EBITDA
                             (Unaudited)
               (In thousands, except per share amounts)

                                  Three Months
                                      Ended           Year Ended
                                  December 31,       December 31,
                                ----------------- -------------------
                                 2006     2005      2006      2005
                                -------- -------- --------- ---------
Income from continuing
 operations                     $18,044  $13,800   $61,881   $26,818
     Provision for income taxes  10,639    8,482    37,507    16,805
     Interest expense            11,770    8,864    40,307    27,056
     Depreciation and
      amortization                5,773    4,459    20,619    14,738
                                -------- -------- --------- ---------
EBITDA(a)                        46,226   35,605   160,314    85,417
Other expenses:
     Stock compensation           2,086        -    12,535         -
     Loss on refinancing long-
      term debt                       -        -         -    21,871
                                -------- -------- --------- ---------
Adjusted EBITDA(a)              $48,312  $35,605  $172,849  $107,288
                                ======== ======== ========= =========


(a) EBITDA and adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as income from continuing operations before interest expense (net of interest income), income taxes, depreciation and amortization. Adjusted EBITDA is defined as income from continuing operations before interest expense (net of interest income), income taxes, depreciation, amortization, stock compensation and other items included in the caption above labeled "Other expenses". These other expenses may occur in future periods but the amounts recognized can vary significantly from period to period and do not directly relate to the ongoing operations of our health care facilities. PSI's management relies on EBITDA and adjusted EBITDA as the primary measures to review and assess operating performance of its facilities and their management teams. PSI believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. Management and investors also review EBITDA and adjusted EBITDA to evaluate PSI's overall performance and to compare PSI's current operating results with corresponding periods and with other companies in the health care industry. You should not consider EBITDA and adjusted EBITDA in isolation or as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Because EBITDA and adjusted EBITDA are not measures of financial performance under accounting principles generally accepted in the United States and are susceptible to varying calculations, they may not be comparable to similarly titled measures of other companies.

                     Psychiatric Solutions, Inc.
               Operating Statistics - Owned Facilities
                             (Unaudited)
                        (Revenue in thousands)

              Three Months Ended              Year Ended
                 December 31,       %        December 31,         %
              -------------------        ---------------------
                2006      2005     Chg.    2006       2005      Chg.
              --------- --------- ------ ---------- ---------- -------
Same-facility
 results:
  Revenue     $228,045  $207,981    9.6%  $722,750   $663,236     9.0%
  Admissions    24,459    23,376    4.6%    78,961     77,097     2.4%
  Patient
   days        434,687   416,125    4.5% 1,442,570  1,392,877     3.6%
  Average
   length of
   stay(a)        17.8      17.8    0.0%      18.3       18.1     1.1%
  Revenue per
   patient
   day(b)         $525      $500    5.0%      $501       $476     5.3%
  EBITDA
   margin         20.6%     19.8% 80 bps      20.0%      18.2% 180 bps

Total
 facility
 results:
  Revenue     $266,257  $207,981   28.0%  $973,535   $663,236    46.8%
  Admissions    27,544    23,376   17.8%   107,199     77,097    39.0%
  Patient
   days        506,297   416,125   21.7% 1,871,244  1,392,877    34.3%
  Average
   length of
   stay(a)        18.4      17.8    3.4%      17.5       18.1   (3.3)%
  Revenue per
   patient
   day(b)         $526      $500    5.2%      $520       $476     9.2%
  EBITDA
   margin         20.0%     19.8% 20 bps      19.8%      18.2% 160 bps

(a) Average length of stay is defined as patient days divided by admissions.
(b) Revenue per patient day is defined as owned facility revenue divided by patient days.


    CONTACT: Psychiatric Solutions, Inc.
             Brent Turner, 615-312-5700
             Executive Vice President, Finance and Administration